Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the application of our report dated February 18, 2002, incorporated by reference into this Post-Effective Amendment Number 1 to the S-3 of Education Lending Group, Inc., formerly known as Direct III Marketing, Inc., relating to their consolidated financial statements for the year ended December 31, 2001, and the previously filed Forms S-8, 333-69842 and 333-91688.

/S/    SWENSON ADVISORS, LLP

An Accountancy Firm

San Diego, California

July 26, 2004